EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CanAm Uranium Corp.
(An exploration stage company)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 16, 2007 on the financial statements of CanAm Uranium Corp. as of October 31, 2006 and 20005 and for each of the years ended October 31, 2006 and 2005 and cumulative from inception June 7, 2004 to October 31, 2006.

“MacKay LLP”

Vancouver, British Columbia
Canada

Chartered Accountants
March 27, 2007